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                                                                     EXHIBIT C

                         LIST OF OFFICERS AND DIRECTORS
                               OF SOUTHDOWN, INC.


OFFICER OR DIRECTOR                    POSITION
-------------------                    --------
Clarence C. Comer                 Director, President and Chief Executive
                                  Officer

J. Bruce Tompkins                 Director, Executive Vice President and Chief
                                  Director, Operating Officer

Eugene P. Martineau               Executive Vice President -- Concrete
                                  Products Group

Dennis M. Thies                   Executive Vice President -- Chief Financial
                                  Officer

Patrick S. Bullard                Vice President -- General Counsel and
                                  Secretary

Stephen B. Miley                  Vice President -- Sales

Thomas E. Daman                   Vice President and Treasurer

Allan B. Korsakov                 Vice President and Corporate Controller

K.L. Huger, Jr.                   Director

Robert G. Potter                  Director

Frank J. Ryan                     Director

Whitson Sadler                    Director

Robert J. Slater                  Director

David J. Tippeconnic              Director

Ronald N. Tutor                   Director

V.H. Van Horn III                 Director

Steven B. Wolitzer                Director